EXHIBIT (d)(1)

                                                      As Amended January 1, 2007

                                     Form of
                                   Schedule A
                  to the Investment Advisory Agreement between
                         American Performance Funds and
    AXIA Investment Management, Inc. (formerly BOk Investment Advisers, Inc.)
                               dated May 12, 2001

Name of Fund                                        Compensation*
------------                       ---------------------------------------------
American Performance U.S.          Annual rate of fifteen one-hundredths of one
   Treasury Fund                   percent (0.15%) of American Performance U.S.
                                   Treasury Fund's average daily net assets.

American Performance Cash          Annual rate of fifteen one-hundredths of one
   Management Fund                 percent (0.15%) of American Performance Cash
                                   Management Fund's average daily net assets.

American Performance Bond Fund     Annual rate of fifty-five one-hundredths of
                                   one percent (0.55%) of American Performance
                                   Bond Fund's average daily net assets.

American Performance               Annual rate of fifty-five one-hundredths of
   Intermediate Bond Fund          one percent (0.55%) of American Performance
                                   Intermediate Bond Fund's average daily net
                                   assets.

American Performance               Annual rate of fifty-five one-hundredths of
   Intermediate Tax-Free           one percent (0.55%) of American Performance
   Bond Fund                       Intermediate Tax-Free Bond Fund's average
                                   daily net assets.

American Performance               Annual rate of fifty-five one-hundredths of
   Short-Term Income Fund          one percent (0.55%) of American Performance
                                   Short-Term Income Fund's average daily net
                                   assets.

American Performance U.S.          Annual rate of sixty-nine one-hundredths of
   Tax-Efficient Large Cap         one percent (0.69%) of American Performance
   Equity Fund                     U.S. Tax-Efficient Large Cap Equity Fund's
                                   average daily net assets.

American Performance               Annual rate of seventy-four one-hundredths of
   Balanced Fund                   one percent (0.74%) of American Performance
                                   Balanced Fund's average daily net assets.

                                   Schedule A
                  to the Investment Advisory Agreement between
              AXIA Funds (formerly American Performance Funds) and
    AXIA Investment Management, Inc. (formerly BOk Investment Advisers, Inc.)
                               dated May 12, 2001,

Name of Fund                                         Compensation*
------------                       ---------------------------------------------
American Performance               Annual rate of sixty-nine one-hundredths of
   U.S. Tax-Efficient Small Cap    one percent (0.69%) of American Performance
   Equity Fund                     U.S. Tax-Efficient Small Cap Equity Fund's
                                   average daily net assets.

American Performance               Annual rate of fifteen one-hundredths of one
   Tax-Free Money Market Fund      percent (0.15%) of American Performance
                                   Tax-Free Money Market Fund's average daily
                                   net assets.

American Performance               Annual rate of sixty-nine one-hundredths of
   U.S. Tax-Efficient Mid Cap      one percent (0.69%) of American Performance
   Equity Fund                     U.S. Tax-Efficient Mid Cap Equity Fund's
                                   average daily net assets.

American Performance               Annual rate of sixty-nine one-hundredths of
   U.S. Large Cap Equity Fund      one percent (0.69%) of American Performance
                                   U.S. Large Cap Equity Fund's average daily
                                   net assets.

American Performance               Annual rate of sixty-nine one-hundredths of
   U.S. Mid Cap Equity Fund        one percent (0.69%) of American Performance
                                   U.S. Mid Cap Equity Fund's average daily net
                                   assets.

American Performance               Annual rate of sixty-nine one-hundredths of
   U.S. Small Cap Equity Fund      one percent (0.69%) of American Performance
                                   U.S. Small Cap Equity Fund's average daily
                                   net assets.

----------
*    All fees are computed daily and paid monthly.

[SEAL]                                  AMERICAN PERFORMANCE FUNDS


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Date:
                                              ----------------------------------


[SEAL]                                  AXIA INVESTMENT MANAGEMENT, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Date:
                                              ----------------------------------